SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended
(the "Securities Act"), and the Investment Company Act of 1940, as
amended, the Registrant certifies that it meets all of the requirements for effectiveness of this Registration Statement under Rule 485(b) of the Securities Act and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk and State of Connecticut, on the 1st
day of March, 2001.
MANAGERS AMG FUNDS
BY:/s/Peter M. Lebovitz
 Peter M. Lebovitz
 President
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.
Signature
Title
Date



Jack W. Aber*
Trustee
March 1, 2001
William E. Chapman, II*
Trustee
March 1, 2001
Sean M. Healey*
Trustee
March 1, 2001
Edward J. Kaier*
Trustee
March 1, 2001
Eric Rakowski*
Trustee
March 1, 2001
/s/Peter M. Lebovitz
Peter M. Lebovitz
President and
Principal
Executive
Officer
March 1, 2001
/s/Donald S. Rumery
Donald S. Rumery
Treasurer,
Principal
Financial Officer
and Principal
Accounting
Officer
March 1, 2001




/s/Peter M. Lebovitz
*By Peter M. Lebovitz pursuant to Power of Attorney.

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